EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 USC. § 1350, As Adopted Pursuant to

§ 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Lakeland Industries, Inc. (the “Company”) on Form 10-Q/A for the period ended July 31, 2020 (the “Report”), I, Allen E. Dillard, Chief Financial Officer of the Company, certify, pursuant to 18 USC. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allen E. Dillard

Allen E. Dillard

Chief Financial Officer

September 14, 2020